EXHIBIT 10.4

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(a)(5). Parent agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) dated as of September 8, 2023, among GETAROUND, INC., a Delaware corporation (the “Company”), GETAROUND OPERATIONS LLC, a Delaware limited liability company, CONVEYANCE AUTO, LLC, a Delaware limited liability company, and HYRECAR LLC, a Delaware limited liability company (collectively, the “Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an indenture (the “Base Indenture” dated as of December 8, 2022, and together with this First Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of an original aggregate principal amount of $175,000,000 of 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”);

WHEREAS, pursuant to Section 8.01 of the Base Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent may, subject to certain exceptions, amend or supplement the Base Indenture, the Notes and the Security Documents, or waive any provision of the Base Indenture, the Notes and the Security Documents without the consent of the Holders;

WHEREAS, pursuant to Section 8.02 of the Base Indenture, the Company, the Guarantors, the Trustee and the Collateral Agent may, subject to certain exceptions, amend or supplement the Base Indenture, the Notes and the Security Documents, or waive any provision of the Base Indenture, the Notes and the Security Documents with the consent of each affected Holder;

WHEREAS, the Company has obtained the consent of (and the Trustee and the Collateral Agent have been directed by) the holders of the entire aggregate principal amount of the outstanding Notes to amend the Base Indenture (including the execution of this First Supplemental Indenture and the Intercreditor Agreement referred to herein) as set forth herein; and

WHEREAS, pursuant to Sections 8.01, 8.02 and 8.06 of the Base Indenture, the execution and delivery of this First Supplemental Indenture, the Intercreditor Agreement and the Security Documents has been duly authorized by the parties hereto, and all other acts necessary to make this First Supplemental Indenture a valid and binding supplement to the Base Indenture effectively amending the Base Indenture as set forth herein and have been duly taken by the Company and the Guarantors.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.
Capitalized Terms. Capitalized definitional terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
Amendments. Subject to Section 3 below:

(a)
HyreCar LLC hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 9 thereof. HyreCar LLC agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(b)
Section 1.01 of the Base Indenture is hereby amended by adding the following defined terms in alphabetical order:

(i)
“Intercreditor Agreement” means the Intercreditor agreement, dated September 8, 2023, by and between the Collateral Agent, and the SPN Collateral Agent, and acknowledged and agreed by the Company and the other Obligors (as defined therein), as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time.

(ii)
“Super Priority Note[s]” means the Company’s super priority secured promissory note[s], dated September 8, 2023, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time.

(iii)
“SPN Guarantee Agreement” means the guarantee agreement, dated September 8, 2023, by and among Getaround Operations LLC, Conveyance Auto, LLC and Hyre Car LLC as Guarantors, Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by it, as Holder and the SPN Collateral Agent, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time.

(iv)
“SPN Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent on behalf itself and the Holder(s) (as defined in the Super Priority Note[s]).

(v)
“SPN Security Documents” means all security agreements, intercreditor agreements (including the Intercreditor Agreement), pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the holders of the Super Priority Note to secure the obligations under the Super Priority Note and the SPN Guarantee Agreement, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time.

(c)
Paragraph (i) of the definition of “Permitted Liens” in Section 1.01 is hereby amended and restated in its entirety as follows:

(i)
Liens securing Indebtedness permitted to be incurred pursuant to Section 3.08(b)(i) and Section 3.08(b)(xv); provided that, in the case of Indebtedness incurred pursuant to Section 3.08(b)(xv), (A) the collateral agent for the secured parties of such Indebtedness shall have entered into the Intercreditor Agreement and (B) such Indebtedness and the obligations thereunder may be secured on a basis having priority to the Notes and the Guarantees under the Intercreditor Agreement and the other agreements governing such Indebtedness;

(d)
The definition of “Security Documents” in Section 1.01 is hereby amended and restated in its entirety as follows

“Security Documents” means all security agreements (including the Security Agreement, Pledge Agreement, Intellectual Property Security Agreement and the Deposit Account Control Agreements), intercreditor agreements (including the Subordination Agreement (if applicable) and the Intercreditor Agreement), pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holders to secure the obligations under this Indenture, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and th terms of this Indenture.

(e)
Section 3.08(b) shall be amended by adding a new clause (xv) thereto as follows:

(xv) Indebtedness represented by the Super Priority Note[s] (as increased from time to time by interest accrued and paid in kind), including the guarantees thereof.

(f)
The last paragraph of Section 3.10 shall be amended and restated in its entirety as follows:

If the Company or any of its Restricted Subsidiaries consummates one or more Asset Sales resulting in aggregate proceeds in excess of

$5,000,000, the Company shall either (a) within 15 days after receipt of such proceeds, repay or redeem the Super Priority Notes; (b) within 365 days after receipt of such proceeds, make (I) make an investment in any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Subsidiary, (II) make capital expenditures, as follows:

(III) make an investment in other noncurrent assets (other than Cash Equivalents, in the case of each of (I), (II) and (III) in each case (x) used or useful in a Similar Business or (y) to replace the businesses, properties and/or assets that are the subject of such Asset Sale); or (c) to the extent any proceeds from an Asset Sale have not been applied or invested in accordance with clauses (a) and (b) above within the time periods set forth above, make an offer, in any event within 10 Business Days of the expiry of the 365-day period, to repurchase such amount of Notes outstanding on the date of the consummation of such Asset Sale that may be purchased out of such unapplied proceeds, at an amount equal to the applicable Redemption Price at the time of receipt of such proceeds.

(g)
Section 3.12(a)(iii)(A) is hereby amended and restated in its entirety

(A) any Indebtedness permitted under Section 3.08(b)(ii);

3.
Effectiveness and Operability.

(a)
The Company represents and warrants that each of the conditions precedent to the amendment and supplement of the Base Indenture (including such conditions pursuant to Section 8.02 of the Base Indenture) have been satisfied in all respects. Pursuant to Sections 8.02 and 8.06 of the Indenture, the Holders of all of the aggregate principal amount of the Notes outstanding have authorized and directed the Trustee and the Collateral Agent to execute this First Supplemental Indenture and the Intercreditor Agreement. The Company, the Guarantors, the Trustee and the Collateral Agent are on this date executing this First Supplemental Indenture and the Intercreditor Agreement, each of which will become effective and operative on the date hereof.

(b)
The Intercreditor Agreement shall become effective and operative in respect of all the Notes on the date hereof.

4.
Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.
New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.
Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this

First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7.
Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.
The Trustee and Collateral Agent. In carrying out the Trustee’s and the Collateral Agent’s responsibilities hereunder, each of the Trustee and the Collateral Agent shall have all of the rights, protections, indemnities and immunities which it possesses under the Indenture. The recitals contained herein shall be taken as the statements of the Company and the Guarantors only, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. Neither the Trustee nor the Collateral Agent shall be responsible for and neither makes any representation as to (i) the validity or sufficiency of this First Supplemental Indenture or of the Notes, (ii) the proper authorization hereof by the Company and the Guarantors by action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences of any amendment herein provided for.

9.
Enforceability. Each of the Company and the Guarantors hereby represents and warrants that this First Supplemental Indenture is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GETAROUND, INC.

as Company

By: /s/ SPENCER JACKSON

Name: Spencer Jackson

Title: General Counsel and Secretary

GETAROUND OPERATIONS LLC

as Guarantor

By: /s/ SPENCER JACKSON

Name: Spencer Jackson

Title: General Counsel and Secretary

CONVEYANCE AUTO, LLC

as Guarantor

By: /s/ SPENCER JACKSON

Name: Spencer Jackson

Title: Manager

HYRECAR LLC

as Guarantor Sole Member, Getaround, Inc.

By: /s/ SPENCER JACKSON

Name: Spencer Jackson

Title: General Counsel and Secretary

[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

By: /s/ BENJAMIN J. KRUERGER

Name: Benjamin J. Krueger

Title: Vice President

[Signature Page to First Supplemental Indenture]